UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2006

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 2, 2006, HomeBanc Corp. (the “Company”) announced the pricing of it public offering (the “Offering”) of 2,000,000 shares of its 10% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”). The Company also granted an over-allotment option to the underwriters to purchase up to an additional 300,000 shares of Preferred Stock. The Company is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain items relating to the Offering that are to be incorporated by reference into the Company’s shelf registration statement on Form S-3 (Registration Nos. 333-127955, 333-127955-01, 333-127955-02, 333-127955-03).

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

1.	Underwriting Agreement between JPMorgan Securities Inc. and HomeBanc Corp. dated February 2, 2006.

4.1	Form of Articles of Amendment to Articles of Incorporation designating the 10% Series A Cumulative Redeemable Preferred Stock (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on February 3, 2006, Commission File No. 001-32245, and incorporated herein by this reference thereto).

4.2	Form of Certificate for the 10% Series A Cumulative Redeemable Preferred Stock (Filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A as filed with the Commission on February 3, 2006, Commission File No. 001-32245, and incorporated herein by this reference thereto).

5	Opinion of Alston & Bird LLP regarding the validity of the 10% Series A Cumulative Redeemable Preferred Stock.

8	Opinion of Alston & Bird LLP relating to certain tax matters.

23	Consent of Alston & Bird LLP (included in Exhibits 5 and 8).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2006

HOMEBANC CORP.

By:	/s/ ALANA L. GRIFFIN
Name:	Alana L. Griffin
Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
1	Underwriting Agreement between JPMorgan Securities Inc. and HomeBanc Corp. dated February 2, 2006.

5	Opinion of Alston & Bird LLP regarding the validity of the 10% Series A Cumulative Redeemable Preferred Stock.

8	Opinion of Alston & Bird LLP relating to certain tax matters.